Gabbai and Company
Certified Public Accountants (Isr)

Tel Aviv, March 4, 1998

Auditors' Report to the Shareholders of Kedem Chemicals Ltd.

We have audited the accompanying balance sheets of Kedem Chemicals Ltd. (the Company) as at December 31, 1997 and 1996 and the consolidated balance sheets of the Company and its subsidiaries as at such dates, and the related statements of income, shareholders' equity, and cash flows, for each of the three years, the last of which ended December 31, 1997. These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors Regulations (Manner of Auditor's Performance) 1973. Such standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether due to error or intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The above mentioned financial statements were prepared on the basis of the historical cost convention, in historical values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel. Condensed data of the Company in nominal historical values, on the basis of which its adjusted financial statements were prepared, is presented in Note 28.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and the consolidated financial position of the Company and its subsidiaries as at December 31, 1997 and 1996 and the results of their operations, the last of which ended December 31, 1997, in conformity with generally accepted accounting principles. Furthermore, these statements have, in our opinion, been prepared in accordance with the Securities Regulations (Preparation of Annual Financial Statements) 1993.

Without qualifying our above opinion we would call attention to Note 1(C) to the financial statements regarding the select material segments of activity of the Company and the subsidiary.

Gabbai and Company
Certified Public Accountants (Isr.)